Exhibit 99.1

Finjan and Juniper Network Heading to Mini-Trial December 10, 2018
Trial Limited to Four Issues on Juniper’s Infringement of Finjan’s ‘494 Patent

EAST PALO ALTO, Calif., September 13, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), today announced that its subsidiary, Finjan, Inc. (“Finjan”), a pioneer in cybersecurity technologies, will try to a jury one of its claims of infringement against Juniper Network, Inc. (“Juniper”). The matter is before the Honorable William Alsup (Case No. 3:17-cv-05659-WHA) in the Northern District Court of California, San Francisco.

The Court ordered a jury trial limited to four issues raised in Finjan’s Motion: (1) whether the Accused Products meet the database limitation of Claim 10; (2) Juniper’s Section 101 invalidity defense; (3) Juniper’s Section 287 defense on damages; and (4) the extent of Finjan’s damages resulting from Juniper’s infringement. The jury trial is scheduled for December 10, 2018 (Docket No. 193).

On June 7, 2018, Finjan filed a Motion for Summary Judgment of Infringement of Claim 10 of U.S. Patent No., 8,677,494 (the “’494 Patent”) (“Finjan’s Motion”) by Juniper’s SRX Gateway network appliances and Sky ATP cloud-based scanning systems (the “Accused Products”). At issue was whether the Accused Products embodied all the claim limitations of Claim 10 of the ‘494 Patent, namely, a receiver, a scanner, a list of suspicious computer operations, a database manager, and a database. Juniper opposed Finjan’s Motion on three grounds: (1) non-infringement; (2) invalidity based on unpatentable subject matter and indefiniteness; and (3) Finjan’s failure to mark (i.e., notice of infringement).

On August 31, 2018, the Court entered its order on Finjan’s Motion titled, “Order Granting in Part Early Motion for Summary Judgment on ‘494 Patent” (Docket No. 189), as follows:

On the issue of infringement, the Court found that there was no dispute of material facts that the Accused Products met the list of suspicious computer operations, scanner, and database manager limitations. The Court, however, determined that factual disputes exist on whether the Accused Products comprised a database. The parties did not dispute the existence of a receiver. On the issue of invalidity, the Court rejected Juniper’s “indefiniteness” contention, and reserved for trial on whether Claim 10 of the ‘494 Patent comprises patent eligible subject matter. Lastly, on the issue of notice and damages under Section 287 (Marking) requirements, the Court deferred the issue for a jury to decide.

Finjan also has pending infringement lawsuits against Palo Alto Networks, ESET and its affiliates, Cisco Systems, Inc., Sonicwall, Inc., Bitdefender and its affiliates, Zscaler, Inc. and Checkpoint and its affiliates, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN

Established more than 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contacts:

Finjan Contacts:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com